UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 19, 2025

BOXLIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-37564	36-4794936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2750 Premiere Parkway, Ste. 900

Duluth, Georgia 30097

(Address Of Principal Executive Offices) (Zip Code)

678-367-0809

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or formed address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock $0.0001 per share	BOXL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 19, 2025, Boxlight Corporation, a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional accredited investors (the “Investors”), pursuant to which the Company agreed to issue and sell, in a private placement priced at-the-market under the rules of The Nasdaq Stock Market (the “Private Placement”), an aggregate of (i) 260,000 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 1,063,000 shares of Class A Common Stock (the “Pre-Funded Warrant Shares”), and (iii) warrants (the “Common Warrants” and, together with the Pre-Funded Warrants, the “Warrants”) to purchase up to an aggregate of 1,323,000 shares of Class A Common Stock (the “Common Warrant Shares” and, together with the Pre-Funded Warrant Shares, the “Warrant Shares”). The purchase price of each Share and accompanying Common Warrant was $2.13, and the purchase price of each Prefunded Warrant and accompanying Common Warrant was $2.1299. The Private Placement closed on February 21, 2025, and the Company issued the Shares and executed and delivered the Warrants.

The gross proceeds from the Private Placement were approximately $2.8 million, before deducting placement agent fees and other private placement expenses. The Company intends to use the net proceeds from the Private Placement for working capital and general corporate purposes.

Each Pre-Funded Warrant has an initial exercise price of $0.0001 per share (subject to adjustments as set forth therein), is immediately exercisable upon issuance and will expire when exercised in full. Each Common Warrant has an initial exercise price of $2.13 per share (subject to adjustments as set forth therein), is exercisable six months following the date of issuance and will expire five and a half years from the date of issuance.

The Purchase Agreement contains customary representations and warranties of the Company, indemnification obligations of the Company, customary conditions to closing and termination provisions. The representations and warranties of each party set forth in the Purchase Agreement have been made solely for the benefit of the other parties to the Purchase Agreement, and such representations and warranties should not be relied on by any other person.

Pursuant to the Purchase Agreement, the Company has agreed that, from the date of the Purchase Agreement until 90 days after the closing of the Private Placement, the Company will not (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Class A Common Stock or securities convertible, exchangeable or exercisable into, shares of Class A Common Stock (“Common Stock Equivalents”) or (ii) file any registration statement or amendment or supplement thereto, other than in connection with the registration rights set forth in the Purchase Agreement. In addition, from the date of the Purchase Agreement until 45 days after the Effective Date (as defined in the Purchase Agreement), the Company has agreed not to enter into a Variable Rate Transaction (as defined in the Purchase Agreement); provided, however, that the issuance and sale of shares of Class A Common Stock in an “at the market” offering at a price greater than $2.40 per share with the Placement Agent acting as sales agent will not be prohibited.

Under the terms of the Warrants, a holder will not have the right to exercise any portion of the Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of the Company's Class A Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, upon notice from the holder to the Company, the holder may increase the beneficial ownership limitation to 9.99% of the number of the Company's Class A Common Stock outstanding immediately after giving effect to the exercise of Warrants.

Pursuant to the Purchase Agreement, on or before the 45th day following the closing of the Private Placement, the Company has agreed to file a registration statement (the “Registration Statement”) with the Securities Exchange Commission (“SEC”) to register the resale of the Shares and the Warrant Shares. The Company further agreed to use commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC within 60 days after the date of the closing of the Private Placement, or 90 days after the date of the closing of the Private Placement if the SEC reviews the Registration Statement.

On February 19, 2025, the Company also entered into a Placement Agent Agreement with A.G.P./Alliance Global Partners (“AGP” or the “placement agent”), pursuant to which the Company engaged AGP to act as its sole placement agent in connection with the Private Placement. As compensation to the placement agent, the Company agreed to pay AGP a cash fee of 7.0% of the aggregate gross proceeds from the Private Placement plus reimbursement of certain expenses and reasonable legal fees.

Also, in connection with the Private Placement, on February 21, 2025, each of the directors and executive officers of the Company entered into a lock-up agreement with the Placement Agent, pursuant to which each director and executive officer agreed, subject to certain limited exceptions, not to: (1) offer, sell, pledge or otherwise dispose of any shares of Class A Common Stock or Common Stock Equivalents beneficially owned, held or thereafter acquired; or (2) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Class A Common Stock or Common Stock Equivalents or publicly disclose the intention to do any of the foregoing, in each case through the period ending on the date that is 90 days from the closing of the Private Placement.

The Private Placement is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as a transaction by an issuer not involving a public offering and Regulation D promulgated thereunder. The Investors have represented that they have not acquired the securities with a view to or for sale in connection with any distribution thereof in violation of the Securities Act of 1933, as amended, and appropriate legends have been affixed to the securities issued in the Private Placement.

The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the Placement Agent Agreement, the Purchase Agreement, the form of Pre-Funded Warrant and the form of Common Warrant, which are filed as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 20, 2025, the Company filed with the Secretary of State of the State of Nevada (i) an Amendment to the Certificate of Designation of its Series B Preferred Stock (the “Series B Amendment”) and (ii) an Amendment to the Certificate of Designation of its Series C Preferred Stock (the “Series C Amendment” and, together with the Series B Amendment, the “Amendments”). Each Amendment was approved by the holders of a majority of the outstanding shares of Series B Preferred Stock or Series C Preferred Stock, as applicable, in accordance with the applicable Certificate of Designation.

Pursuant to the Amendments, neither the Series B Preferred Stock nor the Series C Preferred Stock shall be convertible into Class A Common Stock until the earlier of (1) the effectiveness of an amendment to the articles of incorporation of the Company increasing the number of shares of authorized Class A Common Stock to at least 25,000,000 shares (subject to adjustments as set forth therein) and (2) August 19, 2025.

The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the full text of the Series B Amendment and the Series C Amendment, which are filed as Exhibits 4.3 and 4.4 to this Current Report on Form 8-K, respectively.

Item 7.01	Regulation FD Disclosure.

On February 19, 2025, the Company issued a press release, announcing the pricing of the Private Placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 (including Exhibit 99.1) of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Common Warrant
4.3	Amendment to Certificate of Designation (Series B Preferred Stock)
4.4	Amendment to Certificate of Designation (Series C Preferred Stock)
10.1	Placement Agent Agreement
10.2	Form of Securities Purchase Agreement
99.1	Press Release, dated February 19, 2025, announcing the pricing of the Private Placement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2025

BOXLIGHT CORPORATION

By:	/s/ Greg Wiggins
Name:	Greg Wiggins
Title:	Chief Financial Officer